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                                   Exhibit 3.4
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          PURE TECH INTERNATIONAL, INC.

                  Pure Tech International, Inc. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to the recommendation of the Board of Directors of PureTech International, Inc., the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the vote of stockholders of said corporation holding majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

         RESOLVED, that Paragraph First of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                  "The name of the Corporation is PureTec Corporation, a corporation formed in accordance with the General Corporation Law of Delaware."

         SECOND: That these resolutions have been adopted by the vote of stockholders holding a majority of the outstanding stock entitled to vote hereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


         IN WITNESS WHEREOF, said Pure Tech International, Inc. has caused this certificate to be signed by its President, and its Secretary, this 1st day of May, 1996.

                            Pure Tech International, Inc.

                            By: /s/ David C. Katz
                                ------------------------
                                David C. Katz, President

ATTEST:

  /s/ Paul Litwinczuk
--------------------------
Paul Litwinczuk, Secretary